Exhibit 10.1

CONFIDENTIAL

INTERNATIONAL SALES CONTRACT

This INTERNATIONAL SALES CONTRACT (the “Contract”) is made between the Seller and the Buyer after consensus has been reached by both Parties on the cooperation of 【A1246】(the “Product”) during the term of this Contract. The Seller and the Buyer shall hereinafter collectively be referred to as the “Parties”, and individually as a “Party”.

THE SELLER: 【FORTUNE GEAR LIMITED】 Address: 【 】 Tel/Fax: 【 】 E-mail: 【 】 1. PRODUCT & DELIVERY	THE BUYER: 【New York Tech Capital Inc.】 Address: 【 】 Tel/Fax: 【 】 E-mail: 【 】

1.1 PRODUCT SPECIFICATIONS & PRICE LIST.

Description of Products	Quantity (UNIT)	Per Thera Hash Price（USD/T）	Unit Price (USD)	Subtotal (USD)
【A1246】	【350】	【 】	【 】	【 】
Total Price (USD)				【 】

1.2 The【A1246】is in the following different specifications in terms of Hash performance,【83T,85T and 87T】The Product the Buyer is going to receive will be a mix of these according to the production output. The price difference (if any) will be adjusted at the last shipment. The Buyer agrees with this option upon the Seller’s email notice. The Buyer shall replenish the corresponding payment after receiving the notice.

1.3 The cost of Delivery & Insurance of the Products from the Seller’s warehouse to the Buyer’s Shipping Address shall be covered by the Buyer, and other specific rights and obligations in delivery shall be determined according to the Trade Term.

1.4 The Total Price of this Contract will be adjusted according to the final shipment mix of the Product’s model, the Product’s total Thera Hash performance and the unit price for each Thera Hash as specified in Article 1.1 of this Contract. The Seller/Buyer shall reimburse/pay the price difference (if any) to the Buyer/Seller without interest or as otherwise agreed by both Parties. In calculating the price difference, both Parties shall only refer to the Thera Hash performance specification listed in the Product, and shall not use the Thera Hash performance result acquired from any other sources.

1.5 The Seller has the right to terminate this Contract if the Buyer fails to make any payment on time as stipulated in this Contract.

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2. PAYMENT & THE PAYER’S ACCOUNT.

The Buyer shall pay 【100】% of total payment ($【 】 before 【15 January 2022】 .

Seller	Buyer
Bank Name	Bank Name
Address	Address
Beneficiary Name	Beneficiary Name
Beneficiary Address	Beneficiary Address
A/C No.	A/C No.
Swift Code	Swift Code

3. TRADE TERM.

【EXW】 To: 【/】, Port of Loading: 【/】, Shipping Address:【 】, Shipping Method：【/】, Delivery Date : depending on the actual logistic availability in 【Jan 2022】 or another date agreed by both Parties and/or after the Seller receives the payment in full.

Any outstanding information of this Article shall be based on the notification from e-mail of the Buyer on the home page of this Contract. Any modification of the Trade Term shall be agreed in writing by the Seller and the Buyer.

4. BUYER’S OBLIGATIONS.

4.1 The payer of the payment shall be the Buyer of this Contract. Otherwise, in case of any inconformity with THE PAYER’S

ACCOUNT set forth above, the Buyer shall obtain the Seller’s prior written consent in advance.

4.2 The Buyer represents and warrants that it possesses all licenses, certificates, permits and other authorizations that are necessary or required for the lawful conduct of its business, and further undertakes that it will operate lawfully and with integrity.

4.3 A default configuration will be set for each Product before delivery to test whether the Product operates normally, and the Buyer could change the configuration settings by itself on the first use of the Product. The Buyer acknowledges and confirms that the Seller shall not be liable for any loss caused by the Buyer’s change of the configuration settings and/or its failure to change the configuration settings.

4.4 This Contract does not establish any distribution relationships between the Buyer and the Seller (including its affiliated companies). The Buyer shall make no use of the Seller’s name, trade names or trademarks in connection with the Buyer’s own advertising, marketing, web sites, etc. without obtaining the Seller’s prior written permission in each instance.

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5. DELIVERY.

5.1 Trade Term in this Contract is based on Incoterms 2010 of the International Chamber of Commerce.

5.2 Insurance and delivery cost shall be borne by the Buyer. If it is otherwise agreed to be borne by the Seller, the Seller has the right to choose a third-party company that provides the service.

5.3 All delivery dates are approximate, and as stipulated by the Trade Term, the Seller shall not be liable for any damages of any kind resulting from delay in delivery.

5.4 If the Seller fails to deliver the Products before the latest delivery date agreed in this Contract, the Seller shall have the right to terminate this Contract or send a written notice to the Buyer to adjust the delivery of Products including but not limited to the model, quantity, quality, TH/s specifications, power efficiency, power consumption, the spare parts of the Product and the delivery time agreed in this Contract, and the Seller shall not be liable for breach of contract. Upon termination of this Contract due to failure of the Seller described in this Article 5.4, the Seller will refund to the Buyer all the amount paid by the Buyer (excluding the interest between the payment date and the refund date).

The Buyer agrees that any adjustment or termination of this Contract by the Seller in accordance with this Article shall not cause any Party to be filed for litigation, arbitration or other legal or administrative procedures, and shall not cause any Party to have the possibility of litigation and potential disputes.

5.5 The Seller shall not be liable for any loss or damage suffered by the Buyer resulting directly or indirectly from, or through, or arising out of any delay in shipment or delivery of any Product, or resulting directly or indirectly from or through delay arising out of any of the following: fire, flood, strike, epidemic, accident, civil commotion, riot or war, shortage of labor, fuel, materials or supplies, regulations, priorities, orders or embargoes imposed by any civil or military government; or any other cause or causes (whether or not similar to the foregoing) beyond the reasonable control of the Seller.

6. INSPECTION AND ACCEPTANCE.

The Buyer shall notify the Seller in writing on the day of receiving the Products, otherwise the receipt date shown in the carrier’s logistics status shall be deemed as the actual receipt date (the “Arrival Date”). The Buyer shall examine the Products as soon as possible after the Arrival Date and shall notify the Seller in writing of any lack of conformity of the Products within 3 days from the date when the Buyer discovers or ought to have discovered the lack of conformity. In any case the Buyer shall have no remedy for lack of conformity if it fails to notify the Seller thereof within 15 days from the Arrival Date. The Products will be deemed as consistent with the agreement by both Parties if the Buyer fails to do so in the above-mentioned inspection and acceptance period.

7. CLAIM.

7.1 Any claim by the Buyer concerning to the Products shipped hereunder shall be filed within 30 days after the Arrival Date and supported by a survey report issued by a survey or approved by the Seller in writing for the Seller’s examination. Claims in respect of matters within the scope of responsibility of the insurance company, shipping company, transportation organization and/or post office will not be entertained by the Seller.

7.2 Notwithstanding Article 7.1, the Buyer shall not raise a claim concerning the inconformity aspects of the Hashrate and/or power efficiency and/or power consumption specification of the Product, unless their inconformity aspects are so material that prevents the achievement of the purpose of this Contract.

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8. WARRANTIES.

8.1 The Seller’s Warranties

8.1.1 The Seller gives a warranty for all delivered Products 360 days from the date of the delivery. If during this period defects in the Products are revealed, the Seller shall repair or replace, free of charge, any part proven defective in material, performance, or workmanship; but lost or potential lost in earning due to the defects of the Product will not be compensated. For the avoidance of doubt, the Buyer shall pay the inbound shipping and the Seller will pay the return shipping charges for any Products required to be replaced or repaired. The Buyer shall bear all and any additional costs incurred due to incorrect or incomplete delivery information provided by the Buyer and all and any risks of loss or damage to the Product, or the parts or components of the Products during the transportation period (including the transportation period when the Product is sent to the Seller and returned by the Seller to the Buyer).

8.1.2 The exclusions of the Seller’s warranty: a) damages caused by the Buyer’s improper installation, operation, usage, maintenance, examination or repair of the Products that is in accordance with the technical requirements of the Products or the requirements of the Products Manual; b) damages intentionally or carelessly caused by the Buyer or any third party; c) normal wear and tear of the Products; d) damages resulting from improper repair, accident, abuse or neglect; e) damages resulting from force majeure; (f) damages caused by undue physical or electrical stress, including but not limited to moisture, corrosive environments, high voltage surges, extreme temperatures, shipping, or abnormal working conditions; (g) damage or loss of data due to interoperability with current and/or future versions of operating system, software and/or hardware; (h) burnt hash boards or chips; (i) the quality, performance, functionality, or compatibility of pre-installed software; and (j) other conditions irrelevant with the Seller.

8.1.3 Other than the express warranties set forth in this Contract, the Seller disclaims all other representations, guarantees, and warranties, express or implied, including, without limitation, the implied warranties of merchantability or fitness for a particular purpose. Further, the Seller makes no warranty or guarantee with respect to any third-party services or products delivered with or embodied in the services or deliverables provided hereunder

8.1.4 The Seller is not responsible for any consequences arising from the Buyer’s failure to use the Product in accordance with any instructions, specifications or conditions of use provided to the Buyer in writing.

8.1.5 The Seller is not responsible for any loss caused by shutdown or other reasons during Product replacement or maintenance, or any Product related loss caused by confiscation, sealing, seizure, search or other actions by customs or government authorities.

8.1.6 Notwithstanding the Seller’s warranty, the Seller reserves the right to make changes or improvements in design, firmware or manufacturing without assuming any obligation to change or improve the products previously manufactured and/or sold.

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8.2 The Buyer’s Warranties

8.2.1 The Buyer represents and warrants that none of the Buyer, any of its subsidiaries or, to the best knowledge of the Buyer or its representative, any director, officer, shareholders or employee of the Buyer or any of its subsidiaries is an entity or person who is a) the target of any Sanctions Law, or b) located, controlled, organized, or resident in a country or territory that is, or whose government currently is, the target of countrywide sanctions imposed by any sovereign government sanctions authorities.

8.2.2 The Buyer represents and warrants that it is and will be in compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, in respect of the source of funds, making the transaction, or using the Products herein.

8.2.3 The Buyer represents and warrants that the execution, delivery and performance of this Contract by the Buyer have been duly authorized by all necessary corporate action of the Buyer, and this Contract constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms.

8.2.4 The Buyer represents and warrants that the execution, delivery, and performance of this Contract by the Buyer will not (a) violate or conflict with the articles of organization or by-laws of the Buyer; or (b) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to the Buyer.

8.2.5 The Buyer represents and warrants that once the Seller delivered the Products to the Buyer, it bears no responsibility in connection with the later transactions of the Product made by the Buyer, such as assisting investigation, providing relevant certifications, dealing with export tax rebate etc.

8.2.6 The Buyer represents and warrants that it will cooperate without condition with the agency engaged by the Seller to conduct the audition, including but not limited to confirming the already made payments, providing the relevant information and feedbacks as required by the auditing agency.

8.2.7 All information supplied by the Buyer is and shall be true and correct, and the information does not contain and will not contain any statement that is false or misleading. The Buyer shall promptly notify the Seller in writing, and furnish to the Seller any information that the Seller may reasonably request, with respect to the occurrence of any event or the existence of any state of facts that would result in the Buyer’s warranties not being true.

9. COMPLIANCE & SANCTIONS.

9.1 The Buyer undertakes that it will fully comply with all applicable laws in relation to export and import controls and sanctions and shall not take any action that would cause the Seller or any of its Affiliates to be in violation of any applicable export and import control laws or sanctions. For the purpose of this Contract, “Affiliate” means, in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control of the Person. The Buyer shall also be fully and exclusively liable for and shall defend, fully indemnify and hold harmless the Seller and/or its Affiliates from and against any and all claims, demands, actions, costs or proceedings brought or instituted against the Seller and/or its Affiliates arising out of or in connection with any breach by the Buyer or the carrier of any applicable laws in relation to export and import control or sanction.

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9.2 The Buyer and its customers who purchased the Products in the stream of commerce shall not export, re-export, transfer or otherwise release Products provided by the Seller, directly or indirectly, to or for: i) a U.S. prohibited destination, such as Iran, Syria, North Korea, Crimean region, Venezuela and Cuba, or a national thereof wherever located, or to any other country subject to restriction under applicable laws and regulations of any countries and international organizations; ii) any sanctioned person or entity identified on the U.S. Consolidated Screening List (see https://2016.export.gov/ecr/eg_main_023148.asp) or subject to sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) (see http://sanctionssearch.ofac.treas.gov/); iii) the design, production or use of military, nuclear, missile or chemical & biological weapons activities or systems and any party engaged in such activities; and iv) the target of economic sanctions administered by the United Nations Security Council, the European Union, Her Majesty’s Treasury or Singapore.

9.3 The Buyer undertakes that it will not take any action under this Contract or use the Product(s) in a way that will be a breach of any anti-money laundering laws, any anti-corruption laws, and/or any counter-terrorist financing laws.

9.4 The Buyer warrants that the Product(s) have been purchased with funds that are from legitimate sources and such funds do not constitute proceeds of criminal conduct, or realizable property, or proceeds of terrorism financing or property of terrorist, within the meaning given in the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act and the Terrorism (Suppression of Financing) Act, respectively. If the Seller receives, including but not limited to investigation, evidence collection, restriction and other measures, from any competent organizations or institutions, the Buyer shall immediately cooperate with the Seller and such competent organizations or institutions in the investigation process, and the Seller may request the Buyer to provide necessary security if so required. If any competent organizations or institutions request the Seller to seize or freeze the Buyer’s Products and funds (or take any other measures), the Seller shall be obliged to cooperate with such competent organizations or institutions, and shall not be deemed as breach of this Contract.

10. INTELLECTUAL PROPERTY RIGHTS

10.1 The Parties agree that the intellectual property rights in any way contained in the Product(s), made, conceived or developed by the Seller and/or its Affiliates for the Product(s) under this Contract and/or, achieved, derived from, related to, connected with the provision of the Product(s) by the Seller and/or acquired by the Seller from any other person in performance of this Contract shall be the exclusive property of the Seller and/or its Affiliates.

10.2 All intellectual property rights in the Product(s) shall remain the exclusive property of the Seller and/or its licensors. The Buyer shall in no event violate the intellectual property rights of the Seller and/or its licensors. Nothing in this Contract will function to transfer the Seller’s or its Affiliates’ intellectual property rights in connection with the Product to the Buyer or to any third party. No right or license is granted or implied under any of the Seller’s or its Affiliates’ patents, copyrights, trademarks, trade names, service marks or other intellectual property rights to the Buyer or to any third party. If any act of the Buyer or third party infringes, violates, or misappropriates any intellectual property rights of the Seller, the Seller shall defend and claim for compensation through relevant ways.

10.3 The Buyer shall not illegally use or infringe the intellectual property rights of the Product in any other measure. Otherwise, The Seller shall have the right to request the Buyer to take immediate remedial measures and assume full responsibilities, including but not limited to ceasing the infringement immediately, eliminating the impact, and compensating the Seller and/or its suppliers for all losses arising out of the infringement, etc.

10.4 The Buyer shall not use any technical means to disassemble, mapping or analyze the Products of the Seller that the Buyer obtains publicly to retrieve relevant technical information of the Products and use it for commercial purposes. Otherwise, the Buyer shall be liable for losses caused to the Seller in accordance with Article 10.3.

11. LIABILITY FOR BREACH.

11.1 After this Contract comes into effect, the Seller and the Buyer shall fully perform their obligations as stipulated in this Contract. Except as otherwise provided in this Contract, if either Party fails to perform or partially performs its contractual obligations, it shall be liable for such breach and shall compensate all losses resulting thereof to the other Party.

11.2 If the Buyer cancels the order except upon the Seller’s written consent, the Seller shall have the right to deduct all the Buyer’s payment, plus all costs and losses it sustains arising from the Buyer’s cancellation of an order without the Seller’s written consent and the Seller shall also have the right to refuse to perform the delivery obligation under this Contract.

11.3 In the event that the Seller suffers any loss or receives any complaint as a result of the Buyer’s breach of contract, or any other circumstances cause or may cause the damage of the Seller’s interests by the Buyer’s breach, then the Seller has the right to unilaterally suspend or terminate this Contract and to require the Buyer to be liable for all losses of the Seller and assume related liabilities.

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11.4 If the Buyer delays in the payments, it shall pay compensation to the Seller, which shall be the sum of non-paid amount × the days postponed/365 × 10%. The Seller has the right to terminate this Contract if the delay exceeds 30 days and to hold the Buyer to be liable for breach of contract under this Article 11 of this Contract.

11.5 If the Seller fails to deliver the Products on schedule pursuant to this Contract for the Buyer’s reason or the Buyer fails to take the Products according to the agreed delivery date, the Seller shall be entitled to charge storage fees as 0.2%/per day on the value of Products not delivered. The Seller has the right to unilaterally suspend or terminate this Contract and refuse to perform the delivery obligation under this Contract if the Products cannot be delivered more than 30 days after the agreed delivery date due to the Buyer’s reason.

11.6 If there are damages or losses in the Buyer due to the quality or delivery of the Products, the Buyer’s remedies are limited to the repair or replacement under the Seller’s warranties. Any other representations, expressed or implied, warranty, or liability relating to the condition or use of the Product are specifically disallowed, and in no event shall the Seller be liable to Buyer, or any third party, for any direct and indirect consequential or incidental damages, and the Buyer hereby fully and finally releases, acquits and discharges the Seller and its Affiliates for any and all rights, titles, claims, liabilities and causes of action in respect of any such damages or losses.

11.7 The Buyer shall defend, indemnify, and hold harmless the Seller, its Affiliates and their respective officers, directors, employees, agents, servants, subcontractors, and distributors from and against any and all actions, claims, demands, suits, judgments, liabilities, expenses (including but not limited to reasonable attorney’s fees), losses, or damages of whatever nature arising out of or relating to (i) any breach by the Buyer of any representation, warranty, covenant or obligation hereunder; (ii) any third party claim against the Buyer in respect of infringement of a third party’s intellectual property rights arising out of the Buyer’s use of the Product; and (iii) any other third-party claims to the extent caused by acts or omissions of the Buyer.

11.8 If the Seller breaches the Contract, it shall be liable for compensation and to perform its obligations within the prescribed time limit. The Seller and its Affiliates’ cumulative aggregate liability pursuant to this Contract, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the payment actually received by the Seller from the Buyer for the Product(s).

11.9 Notwithstanding any other provisions in this Contract, neither Party shall be liable to the other Party for any loss of profit or revenues, loss of opportunity, loss of goodwill or reputation, and /or any indirect or consequential losses whatsoever, even if advised of the possibility of such damages.

12. FORCE MAJEURE.

Neither Party shall be liable for the delays in certificate, stocking, shipment or delivery due to force majeure. The affected Party shall notify the other Party that the delivery date of Products exported overseas is determined by the customs clearance time and logistics speed at home abroad. Under all the conditions of force majeure, the Seller will not be responsible for the delay and failure of delivery or any problems of the quality of the Products.

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13. APPLICABLE LAW AND JURISDICTION.

13.1 This Contract shall be governed by and construed in accordance with the laws of P.R.China excluding conflict of laws provisions which may direct the application of another jurisdiction’s laws.

13.2 Any disputes arising from or in connection with this Contract shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing, China for arbitration in accordance with its arbitration rules in effect at the time of applying for arbitration. The language to be used in the arbitral proceedings shall be Chinese. The arbitral award is final and binding upon both Parties.

14. ATTORNEYS’ FEES.

The Prevailing Party in any dispute shall have the right to collect from the other Party its reasonable costs, necessary disbursements, and attorneys’ fees incurred in enforcing this Contract. The “Prevailing Party” means the Party in whose favor a(n) arbitral award, judgment, decree, or final order is rendered, and also means the Party obtaining substantially the relief sought, whether by compromise, settlement, or judgment.

If either Party fails to comply with the provisions of Article 13 to initiate the dispute resolution procedure, it shall indemnify the other party for the legal costs incurred for the objection to jurisdiction and the correction of the judicial procedure.

15. CONFIDENTIALITY.

15.1 Either Party shall keep any and all Confidential Information obtained from the other Party, as well as this cooperation and the specific content of this Contract in strict confidence. For the purpose of this Contract, “Confidential Information” shall mean any and all information (whether in oral, written or electronic form) including technical or other information imparted in confidence or disclosed by one Party to the other or otherwise obtained by one Party relating to the other’s business, finance or technology, know- how, trade secrets, intellectual property, assets, strategy, Products and customers, including without limitation information relating to management, financial, marketing, technical and other arrangements or operations of any person, firm, or organisation associated with that Party;

15.2 Either Party shall not use such Confidential Information for any purpose other than that specified herein nor disclose such information to any company or individual other than The Seller or The Buyer, unless agreed by the other Party. Either Party shall only disclose the Confidential Information to its Representatives (i) who need to know the Confidential Information for the purpose of the performance of the Contract, (ii) who are bound by confidentiality obligations at least as restrictive as those contained herein. For the purpose of this Contract, “Representative” means any Affiliates, directors, officers, financier and prospective financier, employees, agents and advisors.

15.3 However, such confidential information may be disclosed as required by laws and regulations, listing rules, judicial organs, regulatory agencies, or as otherwise provided herein. This Article 15 shall survive the termination, suspension, invalidation or invalidity of this Contract or any articles herein, and remain binding on both Parties.

16. PERSONAL DATA

For the purpose of this Contract, “Personal Data” includes but is not limited to the Buyer’s name and identification information, contact information such as the Buyer’s address, email address and telephone number, nationality, gender, date of birth, and financial information such as credit card numbers, debit card numbers and bank account information.

The Seller generally does not collect the Buyer’s personal data unless (a) it is provided to the Seller voluntarily by the Buyer directly or via a third party who has been duly authorized by the Buyer to disclose the Buyer’s personal data to the Seller (the Buyer’s “authorized representative”) after (i) the Buyer (or the Buyer’s authorized representative) has been notified of the purposes for which the data is collected, and (ii) the Buyer (or the Buyer’s authorized representative) has provided written consent to the collection and usage of the Buyer’s personal data for those purposes, or (b) collection and use of personal data without consent is permitted or required by related laws. The Seller shall seek the Buyer’s consent before collecting any additional personal data and before using the Buyer’s personal data for a purpose which has not been notified to the Buyer (except where permitted or authorized by law).

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17. MISCELLANEOUS.

17.1 This Article 17.1 shall survive any termination, suspension, invalidation or invalidity of this Contract or any articles herein, and shall continue to remain binding on both Parties regardless of any termination, suspension or invalidation.

17.2 This Contract shall constitute the entire agreement of both Parties and supersede all prior oral or written agreement, commitments and understandings with respect to the transaction hereof.

17.3 If any provision of this Contract is held to be invalid or unenforceable by a court of competent jurisdiction, then that provision will be enforced to the maximum extent permissible in conformance with the intent of the parties, and the remaining provisions will remain in full force and effect.

17.4 For matters not covered in this Contract, both Parties shall enter into a written supplementary contract upon mutual agreement through negotiation. The supplementary agreement shall have the same legal effect as this Contract.

17.5 The Seller may freely assign or transfer any of its rights, benefits or obligations under this Contract in whole or in part to its Affiliates or to any third party. The Buyer may not assign or transfer any of its rights, benefits or obligations under this Contract in whole or in part without the Seller’s prior written consent.

17.6. This Contract shall be binding upon and inure to the benefit of each Party to this Contract and its successors in title and permitted assigns.

17.7 Failure by either Party to enforce at any time any provision of this Contract, or to exercise any election of options provided herein shall not constitute a waiver of such provision or option, nor affect the validity of this Contract or any part hereof, or the right of the waiving Party to thereafter enforce each and every such provision or option.

17.8 This Contract shall come into force on the date that it is duly executed by both Parties. There shall be four original copies, two originals to be held by each Party. A signed copy of this Contract transmitted by email shall be deemed to have the same legal effect as delivery of an original Contract. An electronic signature shall be deemed the same as an original or wet ink signature.

17.9 Appendix A and Appendix B constitute an integral part of this Contract and the Parties shall abide by the provisions thereof.

(No text below)

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(Signature Page of this INTERNATIONAL SALES CONTRACT)

SELLER:【FORTUNE GEAR LIMITED】 Seal and Signature:【 】 Title: 【 】 Date: 【2022.1.12】	BUYER: 【New York Tech Capital Inc.】 Seal and Signature:【 】 Title：【CEO 】 Date: 【2022.1.12】

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Appendix A: Declaration for Integrity

As the cooperative customer of the Seller, the Buyer would like to eliminate illegal actions together with the Seller, including but not limited to commercial bribery; and the Buyer warrants that:

1. The Buyer prohibits itself and/or its relevant employees, officers or principals to provide any presents, money or any tangible or intangible interests through any other methods (other than reasonable and customary business souvenir, meal and entertaining proven acceptable under Chinese law. For souvenir, any souvenir that is priced over 500RMB is deemed inappropriate and unacceptable).

2. If the Buyer authorizes itself and/or its relevant employees, officers or principals to engage in any of the aforesaid actions, the Seller is entitled to terminate the cooperation with the Buyer and cancel the Contract entered into by the parties. At the same time, the Buyer agrees to pay the fine for breach of this Declaration, which shall be all losses, damages, costs, legal fees, penalties and all damages caused to the Seller from such acts and any other restitution provided by law.

3. If the Buyer and/or its relevant employees, officers or principals treat the Seller’s employees and/or their families secretly, or provide any interests to the Seller’s employees and/or their families, the Buyer shall immediately notify the Seller; if the Buyer fails to do so, the above Article 2 may be applied.

4. If the Seller’s employees ask for any tangible or intangible interests from the Buyer and/or its employees, the Buyer will notify the Seller immediately and coordinate with the Seller to deal with such employees according to the laws. The Seller may terminate the cooperation with the Buyer permanently if the Buyer conceals such acts of asking for bribes.

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Appendix B: Technical acceptance standards

The following custom parameters are:

1、Device name: 【A1246】

2、Hashrate：the whole machine is stable at【83/85/87】TH/s（【-3】%~ 【+3】 %）without overclocking

3、Power Consumption： 【3400】 （ 【-5】 %~【+5】 %）@Wall-Plug

4、Power Supply AC Input：【185-285】 V

5、Operating Temperature： 【-5-35】℃

6 、Cooling method: 【Wind Cooling】